Exhibit 24.2

DUKE ENERGY CORPORATION

CERTIFICATE

The undersigned officer of DUKE ENERGY CORPORATION, a Delaware corporation (the “Corporation”), does hereby certify that attached hereto is a true and complete copy of a resolution adopted at a meeting of the Board of Directors of the Corporation with respect to the Registration Statement, which resolution is presently in full force and effect.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 23rd day of September, 2016.

/s/ Robert T. Lucas III
Robert T. Lucas III
Assistant Corporate Secretary

FURTHER RESOLVED, That the officers and directors of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation, to execute and deliver a power of attorney or powers of attorney appointing Julia S. Janson, Stephen G. De May, David S. Maltz and Robert T. Lucas III, and each of them, to act severally as attorney-in-fact and agents for the Corporation for the purpose of executing, signing, filing or causing to be filed with the SEC on behalf of the Corporation the registration statement on Form S-3, and any and all amendments and supplements to any of the foregoing, together with any other documents related thereto.